UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 21, 2017
Date of Report (Date of earliest event reported)

ALERE INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16789	04-3565120
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices) (Zip Code)

(781) 647-3900
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On July 21, 2017, Alere Inc. (the “Company”) entered into a Purchase Agreement (the “Epocal Purchase Agreement”) with Siemens Diagnostics Holding II B.V., a private limited liability company organized under the laws of the Netherlands (“Purchaser” or “Siemens”), and, for the limited purposes set forth therein, Abbott Laboratories, an Illinois corporation (“Abbott”), pursuant to which the Company agreed to sell, and Purchaser agreed to acquire, the Company’s subsidiary, Epocal Inc., including the epoc® Blood Analysis System (the “Epocal Business”).  The Company is divesting the Epocal Business in connection with review by the Federal Trade Commission (the “FTC”) and the European Commission (the “EC”) of the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 30, 2016, as amended on April 13, 2017, by and among the Company, Abbott and Angel Sub, Inc., pursuant to which the Company will become a wholly-owned subsidiary of Abbott (the “Merger”), which remains subject to FTC and EC approvals and other regulatory approvals.  Purchaser’s acquisition of the Epocal Business is also subject to approval by the FTC, the EC and the Canadian Competition Bureau of Purchaser as the buyer of the Epocal Business and other regulatory approvals.  Consummation of Purchaser’s acquisition of the Epocal Business is expected to occur concurrent with, or as soon as practicable following, the closing of the Merger.  Terms of the transactions contemplated by the Epocal Purchase Agreement were not otherwise publicly disclosed.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott or the proposed transactions with Siemens may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the merger or the transactions with Siemens may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Abbott or the purchase agreement with Siemens; (iv) the effect of the announcement or pendency of the transactions contemplated by the merger agreement with Abbott or the purchase agreement with Siemens on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (v) risks related to diverting management’s attention from Alere’s ongoing business operations; (vi) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement with Abbott or the purchase agreement with Siemens may result in significant costs of defense, indemnification and liability; and (vii) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the Securities and Exchange Commission on June 5, 2017) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this communication. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALERE INC.

Date: July 21, 2017	By:	/s/ Douglas Barry
Douglas Barry
Associate General Counsel